Exhibit 99.1

October 25, 2010

Andy Hidalgo, CEO
WPCS International, Inc.
One East Uwchian Ave.
Exton, Pa 19341

Mr. Hidalgo,

I voluntary offer my resignation from Executive Vice-President and Director Positions due to Retirement as of November 1, 2010.

Gary R. Walker